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                                                                   Exhibit 10.44

                             STAR SCIENTIFIC, INC.
                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of October 6, 2000 (the "Effective Date"), by and between STAR SCIENTIFIC, INC., a Delaware corporation (the "Company"), and DAVID M. DEAN ("Executive").

                                    RECITALS

     A. The Company, either directly or through its wholly-owned subsidiary, Star Tobacco and Pharmaceuticals, Inc. ("Star Tobacco"), is engaged in the research, development and commercialization of smoking cessation products, reduced-risk smoking products and smokeless tobacco products and in the manufacturing and sale of cigarette products, including cigarettes that contain low nitrosamine StarCure(TM) tobacco, as well as activated charcoal filters and which are less toxic than conventionally-manufactured cigarettes.

     B. The Company wishes to employ Executive and to have the benefit of his professional skills and services in connection with the activities of the Company and Star Tobacco, and Executive agrees to continue to serve as Vice President of Sales and Marketing of the Company, in accordance with the terms hereof

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:


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1.  Employment and Duties.
    ---------------------

    (a)  Position.
         --------

     The Company hereby employs Executive, and Executive hereby accepts employment with the Company, as its Vice President of Sales and Marketing.

     (b)  Duties.
          ------

     Executive agrees to devote his best efforts to perform all duties assigned to him by the Company's Chairman, President and Chief Operating Officer and/or Chief Executive Officer in a trustworthy, professional and business-like and loyal manner.

     (c)  Reporting.
          ---------
     Executive shall report to the Company's Chairman, President and Chief Operating Officer.

     (d)  Devotion of Time to Company's Business.
          --------------------------------------

     During the Term of this Agreement (as such term is defined in Section 1(e) hereof), Executive agrees (i) to devote the primary portion of his productive time, ability and attention to the business of the Company during normal working hours, (ii) not to engage in any other business duties or business pursuits which are deemed by the Board of Directors of the Company ("Board") to be harmful to the Company or detrimental to the Executive's performance of his duties under this Agreement, and (iii) not to acquire, hold or retain, whether directly or indirectly, more than a one percent (1%) interest in any business competing with or similar in nature to the business of the Company or any of its Affiliates (as such term is defined below); provided, however, the expenditure of reasonable amounts of time for Executive's charitable, educational and/or professional endeavors, or the making of passive personal investments shall not be deemed a breach of this Agreement if those activities do not materially interfere with the

                                       2
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services required of Executive under this Agreement. For purposes of this
Agreement, "Affiliates" shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     (e)  Term.
          ----

     Unless sooner terminated as provided in Section 4 hereof, the Term of this Agreement shall commence on the Effective Date and shall expire on December 31, 2001.

     (f)  Observance of Company Rules, Regulations and Policies.
          -----------------------------------------------------

     Executive shall duly, punctually and faithfully perform and observe any and all rules, regulations and policies which the Company may now have or hereafter establish governing the conduct of its business or its employees to the extent such rules, regulations and policies are not in conflict with this Agreement. Executive shall promptly provide written notice to the Board of Directors of any such apparent conflict of which Executive becomes aware.

2.  Compensation.
    ------------

    (a)  Base Salary.
         -----------

     During the Term of this Agreement, the Company shall pay to Executive a base salary of two hundred fifty thousand dollars ($250,000) per year in monthly increments of approximately $20,833 (the "Base Salary"), payable on a regular basis in accordance with the Company's standard payroll procedures for senior management in effect at the time of payment.

     (b)  Commission on Sale of Cigarettes.
          --------------------------------

     In addition to the Base Salary, Executive shall receive additional compensation at a rate of one-half (1/2) cent for each carton of cigarettes sold by Star Tobacco during each of the Company's fiscal years ending on December 31, 2000 ("FY 2000"), and December 31, 2001

                                       3
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("FY 2001") ("Commissions"); provided, however, that irrespective of the number of cartons of cigarettes sold, Executive shall receive not more than $250,000 in Commissions in respect of cigarette sales during each of FY 2000 and FY 2001 (the "Maximum Annual Commissions"). The Commissions shall be paid within thirty
(30) days of the end of each month and will be based on the total sales of cigarettes for the previous month, until the Maximum Annual Commissions are paid.

     (c)  Stock Option.
          ------------

          (i)  Stock Option Grant.
               ------------------

     The parties acknowledge and agree that, as additional incentive to Executive, on the date hereof the Company will grant to Executive a Stock Option (the "Option") to purchase such amount of shares of the Company's Common Stock at fair market value as would produce the effect of having been granted a stock option for 350,000 shares at four dollars ($4.00) per share, pursuant to the Company's standard form of stock option agreement (the "Option Agreement") under its 1998 Stock Option Plan or 2000 Equity Incentive Plan (the "Plan"). To the extent permitted under applicable IRS regulations, the Option shall be an incentive stock option and the remainder shall be a non-statutory stock option. The right to the Option shall be subject to the contingencies set forth below, and in the Option Agreement, as to vesting and termination.

          (ii)  Vesting.
                -------

     Except as provided below, the Option shall: (A) be immediately exercisable with respect to 175,000 shares of Common Stock; and (B) become exercisable, with respect to the balance of 175,000 shares of Common Stock, over a period of twelve (12) months commencing on the Effective Date, in substantially equal quarterly installments, in arrears, commencing with the quarter ending on December 31, 2000.

                                       4
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          (iii)  Termination and Accelerated Vesting.
                 -----------------------------------

     To the extent not then fully vested, the termination of this Agreement shall have the following effect on the Option: (A) the Option shall immediately terminate upon the date of termination of this Agreement under Sections 4(c) or
(e) hereof; or (B) all vesting requirements set forth in this Agreement, the Option Agreement or the Plan shall be considered fully satisfied as of the date of termination of this Agreement under Sections 4(a), (b), (d) or (f).

     (d)  Vacation.
          --------

     Executive shall be entitled to such annual vacation time with full pay as the Company may provide in its standard policies and practices for any other management executives; provided, however, that in any event Executive shall be entitled to a minimum of three (3) weeks annual paid vacation time.

     (e)  Directors and Officers Liability Insurance.
          ------------------------------------------

     Executive shall be entitled to participate in, and have the benefit of, directors and officers liability insurance to the same extent such coverage is provided to the Company's other management executives.

     (f)  Automobile.
          ----------

     The Company will furnish Executive with an automobile and will reimburse Executive all reasonable costs and expenses relating to Executive's use of the automobile, including without limitation, amounts incurred for insurance, gas and general maintenance and repairs.

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     (g)  Mobile Telephone.
          ----------------

     Executive shall have use of a wireless mobile telephone of his choice and the Company will be responsible for payment of all business usage charges and all unusual operational and maintenance expenses associated with the use by Executive of such telephone.

     (h)  Other Benefits.
          --------------

     Executive shall participate in and have the benefits of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans (including any key man executive health and benefit programs), pension, profit-sharing and savings plans and all other plans and benefits to the same extent such coverage is provided to the Company's other management executives. In addition, during the Term of this Agreement, the Company shall contribute to a life insurance plan, and/or a Long-Term Disability insurance plan, designated by the Executive in the approximate aggregate amount not to exceed $1,800 per month, such amount being in addition to the Base Salary and Commissions described in Sections 2(a) and (b). In addition, the Company shall reimburse Executive for all such contributions made by Executive from November 1, 1999 to the Effective Date, against submission by Executive of evidence thereof satisfactory to the Company.

     (i)  Withholding.
          -----------

     The parties shall comply with all applicable withholding requirements in connection with all compensation payable to Executive.

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3.    Expense Reimbursement.
      ---------------------

     (a)  General Business Expenses.
          -------------------------

     The Company shall reimburse Executive for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the course of performing his duties under this Agreement. All reimbursable expenses shall be appropriately documented and shall be in reasonable detail and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

     (b)  Professional Educational Expenses and Fees.
          ------------------------------------------

     In addition, the Company shall reimburse Executive for all reasonable professional fees and dues associated with Executive's professional status.

     4.  Termination and Rights on Termination.
         -------------------------------------

     This Agreement shall terminate upon the occurrence of any of the following events:

     (a)  Death.
          -----

     Upon the death of Executive, in which event the Company shall, within thirty (30) days of receiving notice of such death, pay Executive's estate all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death. Executive's estate shall not be entitled to any severance compensation.

     (b)  Disability.
          ----------

     Upon the mental or physical Disability (as such term is defined below) of Executive, in which event the Company shall, within thirty (30) days following the determination of Disability, pay Executive all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of determination of Disability.

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For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a physician designated by the Company, which prevents Executive from carrying out one or more of the essential functions of his assigned duties for at least ninety (90) consecutive days, or for a total of ninety (90) days in any six (6) month period. Executive shall not be entitled to any severance compensation.

     (c)  Termination by the Company For Cause.
          ------------------------------------

     The Company may terminate this Agreement at any time for Cause (as such term is defined below). In this event, the Company shall, within thirty (30) days following such termination, pay Executive all salary, commissions, bonuses and accrued vacation then due and payable through the date of termination. Executive shall not be entitled to any severance compensation. For purposes of this Agreement, "Cause" shall mean:

          (i) Any conduct which, in the sole judgment of the Board, has diminished the professional reputation of the Executive or has adversely affected his ability to serve as Vice President of Sales and Marketing of the Company. By way of example, and not of limitation, the following types of conduct would be "cause" for termination hereunder: engaging in competition with the Company, inducing any employee or any significant customer, contractor, supplier, representative or distributor of the Company to breach any contract with the Company, or to cease doing business, or limit business activity, with the Company, intentionally making an unauthorized disclosure of material confidential information of the Company, or committing an act of dishonesty, fraud, embezzlement or theft;

          (ii) Gross negligence by Executive in the performance of his duties hereunder, or refusal to abide by or comply with the directives of the Board;


          (iii) Conviction for a felony offense or a crime involving moral turpitude; or

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          (iv)  Abuse of alcohol or drugs (legal or illegal) that, in the sole judgment of the Board, impairs Executive's ability to perform his duties hereunder.

     (d)  Termination by the Company Without Cause.
          ----------------------------------------

     The Company may terminate this Agreement at any time without Cause by providing Executive with thirty (30) days' written notice of termination, in which event the Company shall: (i) pay Executive the Base Salary due him under
Section 2(a) of this Agreement for the remainder of the Term; and (ii) at regular monthly intervals for the remainder of the Term, pay Executive all Commissions due him under Section 2(b) of this Agreement.

     (e)  Voluntary Termination by Executive.
          ----------------------------------

     Thirty (30) days after delivery by Executive to the Company of a written notice terminating this Agreement for any reason without Good Reason, in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive any salary, accrued vacation pay, bonuses, and commissions then due and payable through the date of termination. Executive shall not be entitled to any severance compensation.

     (f)  Termination by Executive for Good Reason.
          ----------------------------------------

     Thirty (30) days after delivery by Executive to the Company of a written notice terminating this Agreement for Good Reason (as such term is defined below), in which event the Company shall pay Executive all such amounts as provided for in Section 4(d) hereof For purposes of this Agreement, "Good Reason" shall mean:

          (i) The assignment of Executive to any duties materially inconsistent with, or any substantial, material and adverse change in, Executive's positions, duties, responsibilities, functions or status with the Company, or the removal of Executive from, or failure to reelect Executive to, any of such positions; provided, however, that a change in Executive' s positions, duties, responsibilities, functions or status that Executive shall agree to in writing shall not be an event of Good Reason or give rise to termination under this Section 4(f);

          (ii) A reduction by the Company of Executive's Base Salary or Commissions without his written consent;

          (iii) The failure by the Company to continue in effect for Executive any material benefit available to any of the management executives of the Company, including without limitation, any retirement, pension or incentive plans, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans, or any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any of such plans or deprive Executive of any fringe benefit enjoyed by Executive;

          (iv) The Company causes the Executive to relocate his residence more than twenty-five (25) miles from Richmond, Virginia, or makes it impractical for him to continue to reside within that radius or causes him to reside away from that radius for extended periods of time;

          (v) A Change in Control of the Company, which shall be deemed to have occurred if more than fifty percent (50%) of the Company's voting capital stock, or assets generating over fifty percent (50%) of the Company's available after-tax cash flow, are transferred to a person or entity who, immediately prior to the date of such transfer, is not an affiliate of the Company within the meaning of SEC Rule 12b-2 (which shall be deemed to include Jonnie R. Williams, Francis
E. O'Donnell, Jr., Regent Court Technologies, LLC, and any of their respective Affiliates);

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          (vi) The sale of Star Tobacco, after which the Executive does not accept the position of president and chief operating officer for Star Tobacco (or its successor); or

          (vii) Any other material breach by the Company of this Agreement which is not cured within twenty (20) days of delivery of written notice thereof by Executive to the Company.

     (g)  Expiration of Agreement.
          -----------------------

     Upon the expiration of the Term, unless the Company has made an offer to Executive to extend this Agreement for a period of not less than one (1) year, Executive shall be entitled to receive, in exchange for his execution of a release in customary form in favor of the Company and its Affiliates, officers, directors and employees, a lump-sum payment equal to three months' Base Salary.

     All rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the obligations of the Company under this Section 4 and Executive's obligations under Sections 6 and 7 hereof shall survive such termination in accordance with their respective terms.

5.   Golden Parachute Limitation.
     ---------------------------

     (a)  General Rule.
          ------------

     Executive's payments and benefits under this Agreement shall not, in the aggregate, exceed the maximum amount that may be paid to Executive without triggering golden parachute penalties under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions related thereto with respect to such payments. If Executive's benefits must be cut back to avoid triggering such penalties, Executive's benefits will be cut back in the priority order Executive designates or, if Executive fails to promptly designate an order, in the priority

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order designated by the Company. If an amount in excess of the limit set forth in this Section is paid to Executive, Executive must repay the excess amount to the Company upon demand, with interest at the rate provided in Code Section 1274(b)(2)(B). Executive and the Company agree to cooperate with each other reasonably in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties on payments or benefits Executive receives.

     (b)  Exception.
          ---------

     Paragraph (a) shall apply only if it increases the net amount Executive would realize from payments and benefits subject to Paragraph (a), after payment of income and excise taxes by Executive on such payments and benefits.

     (c)  Determinations.
          --------------

     The determination of whether the golden parachute penalties under Code
Section 280G and the provisions related thereto apply shall be made by the Company's independent auditors.

6.   Restriction on Competition.
     --------------------------

     (a)  Covenant Not to Compete.
          -----------------------

     The parties acknowledge that the Company is placing Executive in a position of great trust, responsibility and authority by virtue of this Agreement, and as a result, that Executive will be exposed to the Company's most sensitive commercial and proprietary information. The parties also recognize and acknowledge that by virtue of his position, Executive will come to be identified closely with the Company in the business and industries in which the Company operates. Executive further acknowledges that the Company's interests in protecting its confidential information and its relationships are both significant and difficult to quantify

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economically. Therefore, Executive agrees that during the Term of this Agreement and for a period of twelve (12) months from the termination of this Agreement, provided that the termination is either a Termination for Cause by the Company (per Section 4(c)) or a Voluntary Termination by Executive (per Section 4(e)), Executive shall not, without the prior written consent of the Company, either directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity (i) own, manage, operate, control, be employed by, participate in, render services to, or be associated in any manner with the ownership, management, operation or control of, any business which competes with the business conducted by the Company or any of its Affiliates within any of the geographic territories in which the Company or any of its Affiliates conducts business, (ii) solicit business of the same or similar type being carried on by the Company or any of its Affiliates from any person or entity known by Executive to be a customer of the Company or any of its Affiliates, whether or not Executive had personal contact with such person or entity during and by reason of Executive's employment with the Company, or (iii) solicit any employee or contractor of the Company to terminate that relationship or endeavor or attempt in any way to interfere with or induce a breach of any contractual relationship that the Company or any of its Affiliates may have with any employee, customer, contractor, supplier, representative or distributor.

     (b)  No Breach for Activities Deemed Not Competitive.
          -----------------------------------------------

     It is further agreed that, in the event that Executive shall cease to be employed by the Company and enter into a business or pursue other activities that, at such time, are not in competition with the Company or any of its Affiliates, Executive shall not be chargeable with a violation of this Section 6 if the Company subsequently enters the same (or a similar) competitive business or activity.

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     (c)  Severability.
          ------------

     The parties desire the provisions of this Section 6 to be enforceable to the greatest degree possible. Therefore, the covenants in this Section 6 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this
Section 6 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

     (d)  Fair and Reasonable.
          -------------------

     Executive has carefully read and considered the provisions of this Section 6 and, having done so, agrees that the restrictive covenants in this Section 6 impose a fair and reasonable restraint on Executive, are reasonably required to protect the interests of the Company, its Affiliates and their respective officers, directors, employees and stockholders and that the provisions would not unduly restrict his ability to make an adequate living following the termination of his employment with the Company. It is further agreed that the Company and Executive intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

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7.   Confidential Information.
     ------------------------

     (a)  Confidential Information.
          ------------------------

     Executive hereby agrees to hold in strict confidence and not to disclose to any third party any of the confidential and proprietary business, financial, technical, economic, sales and/or other types of proprietary business information relating to the Company or any of its Affiliates (including all trade secrets) in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Executive has, or is given (or has had or been given), access during the course of his employment with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales or other valuable aspects of the business and trade of the Company or its Affiliates, including without limitation, technologies, products, processes, plans, clients, personnel, operations and business activities. This restriction shall not apply to any Confidential Information that (i) becomes known generally to the public through no fault of the Executive, (ii) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed, or (iii) is reasonably believed by Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; provided, however, that in the case of clause (ii) or (iii), Executive shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

     (b)  Return of Company Property.
          --------------------------

     In the event of termination of Executive's employment with the Company for whatever reason or no reason, (i) Executive agrees not to copy, make known, disclose or use, any of the Confidential Information without the Company's prior written consent, and (ii) Executive or Executive's personal representative shall return to the Company (A) all Confidential Information, (B) all other records, designs, patents, patent applications, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials and other data or property delivered to or compiled by Executive by or on behalf of the Company or its respective representatives, vendors or customers that pertain to the business of the Company or any of its Affiliates, whether in paper, electronic or other form, and (C) all keys, credit cards, vehicles and other property of the Company. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company and the applicable Affiliates and be subject at all times to their discretion and control.

8.   Corporate Opportunities.
     -----------------------

     (a)  Duty to Notify.
          --------------

     During the Term of this Agreement, in the event that Executive shall become aware of any business opportunity related to the business of the Company, Executive shall promptly notify the Board of such opportunity. Executive shall not appropriate for himself or for any other person or entity other than the Company (or any Affiliate) any such opportunity unless, as to any particular opportunity, the Board fails to take appropriate action within thirty (30) days. Executive's duty to notify the Board and to refrain from appropriating all such opportunities for thirty (30) days shall neither be limited by, nor shall such duty limit, the application of the general laws relating to the fiduciary duties of an agent or employee.

     (b)  Failure to Notify.
          -----------------

     In the event that Executive fails to notify the Board and so appropriates any such opportunity without the express written consent of the Board, Executive shall be deemed to have violated the provisions of this Section notwithstanding the following:

          (i) The capacity in which Executive shall have acquired such opportunity; or

          (ii) The probable success in the hands of the Company of such opportunity.

9.   No Prior Agreements.
     -------------------

     Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive, his past and continuing employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify and hold harmless the Company and its officers, directors and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any noncompetition agreement, invention, secrecy or other agreement between Executive and such third party that was in existence as of the effective date of this Agreement. To the extent that Executive had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Executive and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

10.  Representation.
     --------------

     Executive acknowledges that he (a) has reviewed this Agreement in its entirety, and/or (b) has had an opportunity to obtain the advice of separate legal counsel prior to executing this Agreement, and (c) fully understands all provisions of this Agreement.

11.  Assignment; Binding Effect.
     --------------------------

     Executive understands he has been selected for employment by the Company on the basis of his personal and professional qualifications, experience and skills. Executive agrees, therefore, that he cannot assign or delegate all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Executive. A merger or reorganization of the Company not constituting a Change in Control shall not be deemed an assignment or transfer by the Company for purposes of this Section. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Executive accepts employment with an Affiliate, unless Executive and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Executive, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer.

12.  Complete Agreement; Waiver, Amendment.
     -------------------------------------

     This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

13.  Notice.
     ------

     All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be given or made by personally delivering the same to or sending the same by prepaid certified or registered mail, return receipt requested, or by reputable overnight courier, or by facsimile machine to the party to which it is directed at the address set out on the signature page to this Agreement or at such other address as such party shall have specified by written notice to the other party as provided in this Section, and shall be deemed to be given if delivered personally at the time of delivery, or if sent by certified or registered mail as herein provided three (3) days after the same shall have been posted, or if sent by reputable overnight courier upon receipt, or if sent by facsimile machine as soon as the sender receives written or telephonic confirmation that the facsimile was received by the recipient and such facsimile is followed the same day by mailing by prepaid first class mail.

14.  Severability; Headings.
     ----------------------

     If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 6(c) above. The Sections headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

15.  Equitable Remedy.
     ----------------

     Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 6 and 7 hereof, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

16.  Arbitration.
     -----------

     Except as provided in Section 15 hereof, any unresolved dispute or controversy arising under or in connection with this Agreement or otherwise concerning Executive's relationship with the Company, whether arising in contract, tort or otherwise, shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association applicable to the arbitration of employment disputes then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive

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

damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 15 hereof, from any court of competent jurisdiction, without the need to resort to arbitration. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief.

17.  Governing Law and Governing Venue.
     ---------------------------------

     Any or all disputes, disagreements, or litigation relating to or under terms of this Agreement, including any arbitration or litigation relating to any arbitration under Section 16, must be litigated and/or arbitrated in the Commonwealth of Virginia. In order to effectuate this provision, the parties expressly consent to personal jurisdiction in Virginia and to a Virginia venue. This Agreement shall in all respects be construed according to the substantive laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

18.  Counterparts.
     ------------

     This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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

19.  Signatures.
     ----------

     The parties shall be entitled to rely upon and enforce a facsimile of any authorized signatures as if it were the original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                            EXECUTIVE:
STAR SCIENTIFIC, INC.
By:  /s/ Paul L. Perito                             /s/ David M. Dean
   -----------------------------------------        ---------------------------------------------------
             (Signature)                                              (Signature)

Paul L. Perito, Chairman, President and COO         David M. Dean
Star Scientific, Inc.                               35 Huntington Ridge Road
16 South Market Street                              Manakin-Sabot, Virginia 23103
Petersburg, Virginia 23803

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